Exhibit 10.2

September     , 2016

Potash Corporation of Saskatchewan Inc.

Suite 500

122 - 1st Avenue South

Saskatoon, SK Canada

S7K 7G3

Dear Sirs/Madams:

Re:	Voting and Support Agreement

I, the individual whose name is set forth on the signature page attached to this Agreement, understand that Potash Corporation of Saskatchewan Inc. (“you” or “PCS”) and Agrium Inc. (the “Corporation”) wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating an arrangement (the “Arrangement”) of the Corporation and PCS pursuant to Section 192 of the Canada Business Corporations Act, which will result in the current common shareholders of the Corporation and PCS becoming shareholders of a newly-formed parent holding company (“New Parent”) and the Corporation and PCS becoming wholly owned subsidiaries of New Parent. I am, or one of my affiliates or associates is, the registered or beneficial owner of such number of common shares (the “Holder Shares”) and other rights (together with the Holder Shares, the “Holder Securities”) to acquire common shares in the capital of the Corporation as set forth on the signature page attached to this Agreement.

I hereby agree, solely in my capacity as securityholder and not in my capacity as an officer or director of the Corporation:

(a)	to vote or to cause to be voted the Holder Securities, and any other securities of the Corporation directly or indirectly acquired by or issued to the undersigned after the date hereof (including without limitation any common shares issued upon further exercise of options or other rights to purchase common shares), if any, in favour of the Arrangement and any other matter necessary for the completion of the Arrangement (including in favour of all matters recommended by management of the Corporation) at the meeting of shareholders of the Corporation held to consider it or any adjournment thereof (the “Meeting”);

(b)	if requested by you, acting reasonably, to deliver or to cause to be delivered to the Corporation duly executed proxies or voting instruction forms voting in favour of the Arrangement (with copies to you); and

(c)	not to exercise any rights of dissent in connection with the Arrangement.

Notwithstanding any provision of this letter agreement to the contrary, you hereby agree and acknowledge that I am executing this letter agreement and am bound hereunder solely in my capacity as a securityholder of the Corporation. Nothing contained in this Agreement shall limit or affect any actions I may take in my capacity as a director or officer of the Corporation or limit or restrict in any way the exercise of my fiduciary duties as director or officer of the Corporation including, without limitation, responding in my capacity as a director or officer of the Corporation to an Acquisition Proposal (as defined in the Arrangement Agreement) and making any determinations in that regard in the exercise of my fiduciary duties, subject to compliance with the terms of the Arrangement Agreement.

I hereby represent and warrant that (a) I am, or one of my affiliates or associates is, the sole registered and/or beneficial owner of the Holder Securities, with good and marketable title thereto free of any and all encumbrances and demands of any nature or kind whatsoever, and I have the sole right to vote (in the case of Holder Shares) and sell (in the case of transferable Holder Securities) all of the Holder Securities, (b) except for the Arrangement Agreement and this letter agreement, no person has any agreement or option, or any right or privilege (whether by law, pre emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned or the applicable holder of any of the Holder Securities or any interest therein or right thereto, and (c) the only securities of the Corporation beneficially owned or controlled, directly or indirectly, by the undersigned on the date hereof are the Holder Securities (other than securities that are not entitled to acquire common shares in the capital of the Corporation).

For greater certainty, nothing in this Agreement will prohibit the undersigned holder from, directly or indirectly, selling, transferring, pledging or assigning or agreeing to sell, transfer, pledge or assign any of the Holder Securities or any interest therein, following the Meeting.

This Agreement shall terminate and be of no further force and effect upon the earlier of (a) the termination of the Arrangement Agreement in accordance with its terms, (b) the board of directors of the Corporation recommending a Superior Proposal (as defined in the Arrangement Agreement) and/or causing the Corporation to accept, approve or enter into a Permitted Acquisition Agreement (as defined in the Arrangement Agreement) in respect of a Superior Proposal, (c) the amendment of the Arrangement Agreement in any manner adverse to the undersigned, (d) the Outside Date (as defined in the Arrangement Agreement) and (e) either PCS or the Corporation providing notice to the other of termination of the Arrangement Agreement regardless of the validity or effectiveness of such notice or any disputes with respect thereto.

This letter agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the Ontario courts situated in the City of Toronto and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the undersigned, upon which this letter as so accepted shall constitute an agreement among us.

[Remainder of page left intentionally blank. Signature page follows.]

Yours truly,

By:
(Signature)

(Print Name)

(Place of Residency)

(Name and Title)

Address:

(Number of Common Shares)

(Number of Stock Options)

Accepted and agreed on this day of September, 2016.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:
Name:
Title: